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                                                                     EXHIBIT 3.4


                                                   DEPARTMENT OF ASSESSMENTS
                                                          AND TAXATION
                                                      APPROVED FOR RECORD

                                                      1.30.98 at 2.30p.m.


                            GETTY REALTY HOLDING CORP.

                              ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

      FIRST: The charter of Getty Realty Holding Corp., a Maryland corporation (the "Corporation"), is hereby amended by deleting existing Article II in its entirety and adding a new article to read as follows:

                                   "ARTICLE II

                                      NAME

               The name of the corporation (the "Corporation") is:

                               Getty Realty Corp."


            SECOND: The amendment to the charter of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

            THIRD: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

            IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this 29th day of January, 1998.

ATTEST:                                       GETTY REALTY HOLDING CORP.
/s/ Randi Young Filip                         By: /s/ Leo Liebowitz
------------------------------                   -----------------------(SEAL)
Randi Young Filip                                Leo Liebowitz
Secretary                                        President


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                                STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 2 page document on file in this [ILLEGIBLE] DATED: 2-11-98.
                 STATE DEPARTMENT OF ASSESSMENTS AND TAXATION
BY: _________________________________________ , Custodian

[ILLEGIBLE]
This stamp replaces our previous certification system.  Effective: 6/95

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